UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 21, 2010
Date of Report (Date of earliest event reported)

PICO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	33-36383 (Commission File Number)	94-2723335 (IRS Employer Identification No.)

875 Prospect Street, Suite 301, La Jolla, California    92037
                   (Address of principal executive offices)        (Zip Code)

 (858) 456-6022
Registrant’s telephone number, including area code

                     Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement

On September 21, 2010, PICO Holdings, Inc. (the “Registrant”), through its newly-formed subsidiary, PICO Northstar Management, LLC (“PICO-NSM”), entered into definitive agreements to build and operate a canola processing plant with an integrated refinery near Hallock, Minnesota.  The plant will process up to 365,000 tons of canola seed annually, and produce over 280 million pounds of high value, food grade “RBD” canola oil (refined, bleached and deodorized) and 195,000 tons of canola meal annually.  The plant is expected to be operational by the fourth quarter of 2012.

Pursuant to the above-referenced agreements, PICO-NSM and Northstar Agri Industries LLC, (“Northstar Agri Industries”) formed PICO Northstar, LLC (“PICO Northstar”), the operating company that will build and operate the canola processing plant.  The agreements further provide that PICO-NSM and Northstar Agri Industries will make certain contributions to PICO Northstar; PICO-NSM will contribute up to $60,000,000 in cash and Northstar Agri Industries will contribute the assets of its current business, which include real property. agreements for the design and manufacture of the processing plant, and marketing agreements.  The obligations of PICO-NSM and Northstar are subject to the closing of a $100,000,000 senior debt facility for PICO Northstar and other customary conditions.

Item 7.01                      Regulation FD Disclosure

The Company issued a press release on September 22, 2010 regarding the above transactions.  A copy of the press released is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 is being “furnished” pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  In addition, this information shall not be deemed to be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Statements in this Current Report on Form 8-K that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties.  Actual results could differ materially because of factors such as:  the ability of the project to secure senior secured construction financing; the ability of the project to obtain the required environmental permitting to increase the plant’s processing capacity; and the timing of the plant becoming operational.  For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, copies of which may be obtained by contacting us at (858) 456-6022 or at http://investors.picoholdings.com.  We undertake no obligation to (and we expressly disclaim any obligation to) update our forward-looking statements, whether as a result of new information, subsequent events, or otherwise, in order to reflect any event or circumstance that may arise after the date of this press release.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Item 9.01                      Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits

Exhibit Number	Description
10.1	Contribution Agreement by and among PICO Northstar Management, LLC, Northstar Agri Industries, LLC, and PICO-Northstar, LLC, dated September 21, 2010;
10.2	Limited Liability Company Agreement of PICO Northstar, LLC, dated September 21, 2010; and
99.1	Press Release of PICO Holdings, Inc. dated September 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2010	PICO HOLDINGS, INC. By: /s/ Maxim C.W. Webb
Maxim C.W. Webb Executive V.P., Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description
10.1	Contribution Agreement by and among PICO Northstar Management, LLC, Northstar Agri Industries, LLC, and PICO-Northstar, LLC, dated September 21, 2010
10.2	Limited Liability Company Agreement of PICO Northstar, LLC, dated September 21, 2010
99.1	Press release of PICO Holdings, Inc. dated September 22, 2010